UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2010

Carpenter Technology Corporation (Exact Name of Issuer as Specified in Charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of Principal Executive Offices)	(Zip Code)

(610) 208-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2010, the Human Resources Committee of the Board of Directors (the “Committee”) of Carpenter Technology Corporation (the “Company”), approved a restricted stock unit award to K. Douglas Ralph, the Company’s Senior Vice President and Chief Financial Officer with respect to 27,602 shares of common stock.  The award will vest on January 19, 2013, provided that Mr. Ralph remains employed by the Company on that date, subject to partial or full acceleration of vesting upon a termination without cause, a change in control or Mr. Ralph’s death or disability, as more particularly set forth in the award agreement.  The award includes dividend equivalent rights.

The Committee also set performance goals with respect to the performance stock unit opportunity for Gregory A. Pratt, the Company’s Chairperson of the Board and interim President and Chief Executive Officer, which was previously reported in our Form 8-K filed on October 26, 2009.  The performance goals are based on the Company’s internal objectives for earnings per share, free cash flow, operating income and safety performance, which apply with respect to a performance period that the Committee modified to correspond to fiscal 2010 year end results.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Carpenter Technology Corporation

Date: January 25, 2010	By:	/s/ Wendy Pulaski
		Name:	Wendy Pulaski
		Title:	Assistant Secretary